Exhibit 99.1




           Kerr-McGee to Present at RBC Capital Markets North American
           -----------------------------------------------------------
                           Energy and Power Conference
                           ---------------------------

     Oklahoma City, June 2, 2004 - Rick Buterbaugh, vice president of investor relations for Kerr-McGee Corp. (NYSE: KMG), will speak at the RBC Capital Markets North American Energy and Power Conference in Boston, at 8:25 a.m. EDT Tuesday, June 8. The link to the live audio webcast and slides used in the presentation will be available on Kerr-McGee's website at www.kerr-mcgee.com. The webcast replay will be archived for 30 days.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $10 billion.

                                       ###

Media Contact:             Debbie Schramm
                           Direct:  405-270-2877
                           Pager:   888-734-8294
                           dschramm@kmg.com

Investor Contact:          Rick Buterbaugh
                           Direct:  405-270-3561